EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

THERMON INDUSTRIES, INC.

Thermon Industries, Inc, a Texas corporation (the “Corporation”), pursuant to the provisions of Article 4 07 of the Texas Business Corporation Act, hereby adopts the following Amended and Restated Articles of Incorporation, which completely replace, restate and amend the original Articles of Incorporation of the Corporation as amended. Among other things, the Amended and Restated Articles of Incorporation change and replace (i) the authorized capital stock of the Corporation contained in Article Four of the original Articles of Incorporation as amended, and (ii) the provisions relating to indemnification contained in Article Six of the original Articles of Incorporation. In addition, the Amended and Restated Articles of Incorporation update other provisions that were contained in the original Articles of Incorporation pertaining to the Corporation’s registered agent and members of the Board of Directors

The following Amended and Restated Articles of Incorporation were adopted by the shareholders of the corporation effective as of May 9, 1997. The designation and number of outstanding shares of each class or series entitled to vote thereon as a class were as follows:

Class or Series	Number of Shares Outstanding and Entitled to Vote as a Class	Number of Shares Voted for the Amendment(s)	Number of Shares Voted Against the Amendment(s)
Class A Preferred Stock	23,000	23,000	-0-
Class B Preferred Stock	4,000	4,000	-0-
Common Stock	87,303	85,326	1,977

Upon the effective date of the following Amended and Restated Articles of Incorporation

(a) The shares of Class A Preferred Stock and the shares of Class B Preferred Stock, par value $10 00 per share, issued and outstanding at the time of the adoption of these Amended and Restated Articles are to be automatically changed without any action on the part of the holder thereof into the right to receive an aggregate of 51,785 shares of the Corporation’s Voting Common Stock, par value, $1.00 per share (“Voting Common Stock”);

(b) Each share of nonvoting Common Stock, par value $1.00 per share, issued and outstanding at the time of the adoption of these Amended and Restated Articles is to be automatically changed without any action on the part of the holder thereof into the right to receive one share of the Corporation’s Voting Common Stock,

(c) The Corporation’s authorized Class A Preferred Stock, Class B Preferred Stock and nonvoting Common Stock shall be eliminated; and

(d) The number of shares of authorized Voting Common Stock shall be 10,000,000 shares

The following Amended and Restated Articles of Incorporation effects a reduction in the amount of stated capital of the Corporation from $357,303 00 to $139,088.00.

The following Amended and Restated Articles of Incorporation of the Corporation fully and completely restate the Articles of Incorporation of the Corporation.

ARTICLE I.

Name

The name of the Corporation is THERMON INDUSTRIES, INC.

ARTICLE II.

Duration

The period of the duration of the Corporation is perpetual

ARTICLE III.

Purpose

The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV.

Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,000,000 which shall consist of 10,000,000 shares of voting common stock having a par value of $1 00 per share (“Voting Common Stock”) and 5,000,000 shares of preferred stock having a par value of $10 00 per share (“Preferred Stock”).

Restated Articles of Incorporation/Page 2

A description of the stock of the Corporation and a statement of the designations, preferences, limitations and relative rights, including voting rights of the stock are as follows:

1 Authority to establish series of unissued shares of Preferred Stock is vested in the Board of Directors of the Corporation In order to establish a series, the Board of Directors of the Corporation shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the articles of incorporation of the Corporation

2. A holder of the Voting Common Stock of the Corporation shall be entitled to one vote for each and every share of Voting Common Stock standing in his or her name at any and all meetings of shareholders of the Corporation.

3 Shareholders of the Corporation shall not have the right to cumulate their votes

4 Except as may be provided pursuant to Paragraph 1 of this Article IV, shares of stock of the Corporation do not carry preemptive rights

5 There shall be set forth on the face or back of each certificate for shares of stock of the Corporation a statement that each of the following is set forth in the articles of incorporation of the Corporation on file in the Office of the Secretary of State of the State of Texas, and that the Corporation will furnish a copy of each such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office: (i) a statement of the designations, preferences, and relative rights, including voting rights, of each class or series of the Corporation’s capital stock to the extent that they have been fixed and determined, (ii) a statement of the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights, including voting rights, of any series, and (iii) a statement of the extent to which the Corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the Corporation

ARTICLE V.

Special Voting Provisions

If, with respect to any action taken by the shareholders of the Corporation, any provision of the Texas Business Corporation Act would, but for this Article Five, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action

Restated Articles of Incorporation/Page 3

ARTICLE VI.

Interested Transactions

No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that one (1) or more of the directors or officers of this Corporation is interested in or is a director or officer of such other corporation, and any director or officer individually may be a party to or may be interested in any contract or transaction of this Corporation. No contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association; provided, that the interest in any such contract or other transaction of any such director or officer shall be fully disclosed to the directors of the Corporation and that such contract or other transaction shall be authorized or ratified by the vote of a majority of directors of the Corporation not so interested. In the absence of fraud, no director or officer having such adverse interest shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director or officer be accountable for any gains or profits realized thereon. In any case described in this Article Six, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction

ARTICLE VII.

Initial Consideration for Issuance of Shares

The Corporation received consideration of a value of at least One Thousand and No/100 Dollars ($1,000 00), consisting of money, labor done, or property actually received, in exchange for the issuance of its shares prior to conducting its business

ARTICLE VIII.

Registered Office and Agent

The address of the registered office of the Corporation is 100 Thermon Drive, San Marcos, Texas 78666. The name of the registered agent of the Corporation at such address is John E. Willis.

Restated Articles of Incorporation/Page 4

ARTICLE IX.

Board of Directors

The number of Directors shall from time to time be fixed by the Bylaws of the Corporation. The number of Directors constituting the Board of Directors is three (3) Directors need not be residents of the State of Texas or shareholders of the Corporation. The name and address of the persons currently elected to serve as members of the Board of Directors until the next annual meeting of the shareholders, or until their successors shall have been duly elected, unless they shall sooner die, resign or be removed, in accordance with the Bylaws of the Corporation, are as follows

Name	Address
Richard L Burdick	c/o Thermon Industries, Inc l00 Thermon Drive San Marcos, Texas 78666

Fred Schulte	c/o Thermon Industries, Inc l00 Thermon Drive San Marcos, Texas 78666

John E Willis	c/o Thermon Industries, Inc. l00 Thermon Drive San Marcos, Texas 78666

ARTICLE X.

Limitation of Director Liability

To the greatest extent permitted by applicable law in effect from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director except for liability for (i) a breach of a director’s duty or loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Restated Articles of Incorporation/Page 5

ARTICLE XI.

Indemnification

1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemmtee’s heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the Texas Business Corporation Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

2 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any provision of the Bylaws, or under any agreement, vote of shareholders or disinterested directors or otherwise.

3 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Texas Business Corporation Act

4 Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Texas Business Corporation Act with respect to the indemnification and advancement of expenses of directors and officers of the Corporation

Restated Articles of Incorporation/Page 6

ARTICLE XII.

Call of Special Meetings of the Shareholders

Special meetings of the Corporation’s shareholders may be called (i) by the president, the board of directors, or such other person or persons as may be authorized in the Bylaws or (ii) by the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting

ARTICLE XIII.

Actions by Written Consent of the Shareholders

Any action required to be taken at any annual or special meeting of the shareholders or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XIV.

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by the laws of the State of Texas, the Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws

DATED this 9th day of May, 1997

THERMON INDUSTRIES, INC.

By:	/s/ Richard L Burdick
Richard L Burdick, President

Restated Articles of Incorporation/Page 7

ARTICLES AND CERTIFICATE OF MERGER

MERGING

THERMON MERGER CORP.

(A Texas Corporation)

INTO

THERMON INDUSTRIES, INC.

(A Texas Corporation)

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (“TBCA”) and Chapter 10 and Chapter 21, Subchapter J of the Texas Business Organizations Code (“TBOC”), the undersigned, Thermon Merger Corp., a Texas corporation (the “Merging Corporation”), and Thermon Industries, Inc., a Texas corporation (the “Surviving Corporation”), adopt the following Articles and Certificate of Merger and hereby certify as follows:

FIRST: The name and state of incorporation of each of the corporations of the merger are as follows:

Name	State of Incorporation	Applicable Statute of Formation	Secretary of State File Number
Thermon Merger Corp.	Texas	TBOC	800820129
Thermon Industries, Inc.	Texas	TBCA	62831500

SECOND: An Agreement and Plan of Merger (the “Plan”) has been approved by the Merging Corporation in accordance with the provisions of the TBOC and by the Surviving Corporation in accordance with the provisions of the TBCA.

THIRD: Upon the effectiveness of the merger, the amendments set forth on Exhibit A shall be effected to the Amended and Restated Articles of Incorporation of the Surviving Corporation.

FOURTH: An executed Plan is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 100 Thermon Drive, San Marcos, Texas 78666.

FIFTH: A copy of the Plan will be furnished by the Surviving Corporation on written request and without cost to any shareholder of the Merging Corporation or the Surviving Corporation.

SIXTH: The shareholders of the Surviving Corporation approved the Plan by written consent given in accordance with the provisions of Article 9.10 of the TBCA and any written notice required by such Article has been given.

SEVENTH: The sole shareholder of the Merging Corporation approved the Plan by written consent given in accordance with the applicable provisions of the TBOC and by the governing documents of the Merging Corporation.

1

EIGHTH: The Plan has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

NINTH: The Surviving Corporation will be responsible for the payment of all fees and franchise taxes which may be owed by the Merging Corporation and the Surviving Corporation will be obligated to pay such fees and franchise taxes if the same are not timely filed.

TENTH: This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The date of the 90th day after the date of the filing of this document is November 27, 2007. The delivery of the Merger Consideration as defined and as set forth in the Plan will cause this document to take effect.

*    *    *    *    *    *

2

EXECUTED this 29th day of August, 2007.

THERMON MERGER CORP.

By:	/s/ John Mitchell
Name:	John Mitchell
Title:	Vice President and Assistant Secretary

THERMON INDUSTRIES, INC.

By:	/s/ Mark Burdick
Name:	Mark Burdick
Title:	Treasurer and Assistant Secretary

EXHIBIT A

AMENDMENTS TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF THE

SURVIVING CORPORATION

The following amendments to the Surviving Corporation’s Amended and Restated Articles of Incorporation shall be effected upon the effectiveness of the merger between the Surviving Corporation and the Merging Corporation:

1. Article IV shall be amended in its entirety to read as follows:

“ARTICLE IV.

Capital Stock

The total number of shares the Corporation is authorized to issue is 100,000. The par value of each of the authorized shares is $0.01,”

2. Article V entitled “Special Voting Provisions” is deleted in its entirety.

3. Article VIII shall be amended in its entirety to read as follows:

“ARTICLE VIII.

Registered Office and Agent

The address of the registered office of the Corporation is 1021 Main Street, Suite 1150, Houston, Texas 77002. The name of the registered agent of the Corporation at such address is CT Corporation System.”

4. Article IX shall be amended in its entirety to read as follows:

“ARTICLE IX.

Board of Directors

The number of directors constituting the board of directors and the names and addresses of the person or persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified are as follows:

Steven Loose	101 Huntington Avenue Boston, MA 02199

John Mitchell	101 Huntington Avenue Boston, MA 02199

5. Article XI entitled “Indemnification” is deleted in its entirety.

6. Article XII entitled “Call of Special Meetings of the Shareholders” is deleted in its entirety.

7. Article XIII entitled “Actions by Written Consent of the Shareholders” is deleted in its entirety.